Exhibit 2iG
                                                                    ATTACHMENT G

                       ADDITIONAL REGISTRATION PROVISIONS

1.  Procedures.

             In connection with each registration statement which it files pursuant to this Agreement (a "Registration Statement"), Optelecom shall as promptly as practicable:

         (a) prepare and file the Registration Statement with the SEC on any form for which Optelecom then qualifies or which counsel for Optelecom deems appropriate and which is available for the sale of Optelecom Shares subject to registration rights under the Agreement ("Registrable Securities") in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective; and cause all Registrable Securities included in such Registration Statement to be listed on each securities exchange, or to be made eligible for trading on the NASDAQ Stock Market, on which similar securities issued by Optelecom are then listed or eligible for trading, if the applicable listing or trading requirements are satisfied;

         (b) notify each Paragon Stockholder who owns Registrable Securities (a "Holder") of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective until the agreed upon expiration date and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Holders set forth in the Registration Statement;

         (d) furnish the Holders such number of copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in the Registration Statement (including each preliminary prospectus) and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holders;

         (e) use its best efforts to cause Registrable Securities to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions in the United States as the Holders reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders, including continuing such registration or qualification in effect in such jurisdictions during the time period referred to in subparagraph 1.(c) above, provided that Optelecom will not be required: (A) to qualify generally to do business in any jurisdiction where it


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would not otherwise be required to qualify but for this subparagraph (v); (B) to subject itself to taxation in any such jurisdiction; or (C) to consent to general service of process in any such jurisdiction;

         (f) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of Optelecom to enable the Holders thereof to consummate the disposition of Registrable Securities;

         (g) notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare and file with the SEC and deliver to the Holders of Registrable Securities a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of any Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (h) make available for inspection by the Holders and any attorney, accountant or other agent retained by any Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Optelecom (collectively, the "Records") as are reasonably necessary to enable them to exercise their due diligence responsibility, and cause Optelecom's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, provided that Records that Optelecom determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless: (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in a Registration Statement; or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction (the Holders agree that the Holders will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Optelecom and allow Optelecom, at Optelecom's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential);

         (i) in the event the Registration Statement covers an underwritten public offering, use its best efforts to obtain a letter from Optelecom's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.



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2.       Indemnification.

         (a) Optelecom shall indemnify and hold harmless the Holders, each underwriter of the Registrable Securities registered (if any)each broker or any other person acting on behalf of a Holder and each person who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, including any amount paid with the consent of Optelecom in settlement of any litigation, commenced or threatened, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any action, insofar as any losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any preliminary prospectus or prospectus (as amended or supplemented) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse each person indemnified hereunder for all legal or other expenses reasonably incurred by him or it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnification agreement contained in this paragraph (a) shall not apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Optelecom by the Holders or such underwriter specifically for use in connection with the preparation of the Registration Statement or any preliminary prospectus or prospectus contained in the Registration Statement or any such amendment thereof or supplement thereto.

         (b) The Holders and each underwriter (if any) participating in such registration shall, in the same manner and to the same extent as set forth in paragraph (a) above, indemnify and hold harmless Optelecom and each person, if any, who controls Optelecom within the meaning of Section 15 of the Securities Act, its directors and officers, with respect to any statement in or omission from the Registration Statement or any post-effective amendment thereof or any preliminary prospectus or prospectus (as amended or supplemented) contained in the Registration Statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Optelecom by such Holders or underwriter specifically for use in connection with the Registration Statement or any post-effective amendment thereof or any preliminary prospectus or prospectus contained in the Registration Statement or any such amendment thereof or supplement thereto.

                  3. Rule 144; Current Reports. The Company covenants that it will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available such information), and it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares

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without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

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